Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Terence Wise, certify that:

1.       I have reviewed this quarterly report on Form 10-Q/A of Forward Industries, Inc.;

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 22, 2020

/s/ Terence Wise
Terence Wise Chief Executive Officer (Principal Executive Officer)